UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2007

SCICLONE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19825	94-3116852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Mariner’s Island Blvd., Suite 205
San Mateo, California 94404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (650) 358-3456

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2007, the Board of Director (the “Board”) of SciClone Pharmaceuticals, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Committee”), approved fiscal year 2007 base salaries and awarded bonuses for fiscal year 2006 for the Company’s executive officers. 2007 base salaries and 2006 bonus awards are as follows:

Executive Officer	FY 2007 Base Salary	FY 2006 Bonus Award

Friedhelm Blobel, Chief Executive Officer	$425,000.00	$120,000.00

Richard A. Waldron, Executive Vice President, Chief Financial Officer and Secretary	$345,000.00	$95,750.00

Hans P. Schmid, President and Managing Director of SciClone Pharmaceuticals International, Ltd.	$300,000.00	$90,000.00

All such fiscal year 2007 salaries begin as of January 1, 2007, and all such 2006 bonus awards are payable immediately.

In addition, on February 22, 2007, the Board, upon the recommendation of the Committee, approved a fiscal year 2007 target bonus amount for Dr. Blobel equal to 40% of his fiscal year 2007 base salary. The fiscal year 2007 target bonus amounts for Messrs. Waldron and Schmid have not been changed by the Board or the Committee from fiscal year 2006, and currently remain as 30% of their respective fiscal year 2007 base salaries. The amounts payable to Dr. Blobel and Messrs. Waldron and Schmid under these fiscal year 2007 target bonuses will be earned if the Company achieves certain fiscal year 2007 corporate objectives that also are the individual objectives for each applicable executive officer. The Company’s fiscal year 2007 corporate objectives, which also are Dr. Blobel’s fiscal year 2007 individual objectives, are as follows, weighted as indicated: (i) commercial, regulatory, product acquisition and research and development goals (60%), (ii) sales targets and cash balances (20%), and (iii) operational goals relating to organization capability and employee and investor relations (20%). The fiscal year 2007 individual objectives for Messrs. Waldron and Schmid have not yet been finalized.

The actual bonuses payable to Dr. Blobel and Messrs. Waldron and Schmid for fiscal year 2007, if any, will vary depending on the extent to which actual performance meets, exceeds, or falls short of the applicable executive officer’s fiscal year 2007 individual objectives. The Board and the Compensation Committee retain the discretion to increase, reduce or eliminate the bonus that otherwise might be payable to Dr. Blobel and Messrs. Waldron and Schmid based on actual performance as compared to the pre-established objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCICLONE PHARMACEUTICALS, INC.
Dated: February 28, 2007

/s/ Richard A. Waldron
Richard A. Waldron
Chief Financial Officer